Exhibit 99.1

Contact: Andre Scholz

Phone: 1-212-239-8210

E-mail: Andre@kiwiboxinc.com

KIWIBOX.COM RELEASES NEW IOS AND ANDROID UPDATES BASED ON ITS 12% MONTHLY MOBILE USAGE GROWTH!

New York- December 17, 2012-Kiwibox.com [KIWB.OTC] proudly announces the latest update, Version 2.0, for both the Kiwibox.com and KWICK! applications for the iTunes app store. Last week the network released the Update for the Android applications in the Google Playstore.

With more than 5 Updates released in the last 6 weeks, Kiwibox is aggresively supporting mobile enhancement as the social network migration trend, continues from web to mobile. Like Facebook, the Kiwibox.com network has dramatically changed the navigation of its ergonomic application to give the user more opportunties, helpful features and easier access to content to interact with the application.

Kiwibox.com network shows a 12% increase in mobile usage every month. The new applications support traditional advertisements by ads and have an additional intelligent advertisement function, fully integrated, which positions Kiwibox.com in the forefront of the world wide advertising and cooperation market. Further releases are still planned for this year.

In December 2012, Kiwibox changed the management of its wholly-owned German subsidiary, KWICK!, which operates the social network and community KWICK.DE. Ms. Anke Schmid, age 34, was appointed as new CEO of KWICK!. Having previously worked in the legal departments of several international IT companies, Ms. Schmid brings to KWICK! her experience in structuring strategic relationships and managing their components. Andre Scholz, CEO of Kiwibox.Com Inc., shall also contribute to the management of KWICK! as a part-time consultant.

Mr. Scholz , stated that “While we are pleased with our progress made during 2012, we look forward to much greater expansion and developments during 2013.” .

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About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on theinternet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc.,a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. On December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and changed its name toKiwibox.com, Inc., the New York-based social network. In the first quarter of2011, Kiwibox.com acquired Pixunity – a photo blogging community. On September 31st, 2011 Kiwibox.com acquired the German social network community Kwick!, and finalized the acquisition in May 2012. The Kiwibox.com network reaches more than 10 million registered users and more than 200.000 members use the platform every day. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.